As filed with the Securities and Exchange Commission on November 12, 1999
                                                     Registration No. 333-89879
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                               ----------------

                             AMENDMENT NO. 2
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               ----------------
                                PHONE.COM, INC.
            (Exact Name of Registrant as Specified in Its Charter)
                               ----------------

     Delaware                  3661                       94-3219054
 (State or Other
 Jurisdiction of   (Primary Standard Industrial        (I.R.S. Employer
 Incorporation or
  Organization)     Classification Code Number)      Identification Number)

                               ----------------
                             800 Chesapeake Drive
                        Redwood City, California 94063
                                (650) 562-0200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                               ----------------
                                Alain Rossmann
                     Chairman and Chief Executive Officer
                                Phone.com, Inc.
                             800 Chesapeake Drive
                        Redwood City, California, 94063
                                (650) 562-0200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                               ----------------
                                  Copies to:
           Mark A. Medearis                       Mark A. Bertelsen
            Edward Y. Kim                          Jose F. Macias
           Anita Vasudevan                            Jon Avina
          Venture Law Group                         Elise Brinck
      A Professional Corporation          Wilson Sonsini Goodrich & Rosati
         2775 Sand Hill Road                  Professional Corporation
         Menlo Park, CA 94025                    650 Page Mill Road
                                                 Palo Alto, CA 94304
                               ----------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                               ----------------
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


  THE SOLE PURPOSE OF THIS AMENDMENT NO. 2 IS TO FILE CERTAIN EXHIBITS TO THE
    REGISTRATION STATEMENT, AS SET FORTH BELOW IN ITEM 16 OF PART II.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                                       Amount
                                                                     to be Paid
                                                                     ----------
SEC registration fee................................................ $  219,675
NASD filing fee.....................................................     30,500
Nasdaq National Market listing fee..................................     17,500
Printing and engraving expenses.....................................    250,000
Legal fees and expenses.............................................    400,000
Accounting fees and expenses........................................    400,000
Blue Sky qualification fees and expenses............................      5,000
Transfer Agent and Registrar fees...................................     10,000
Miscellaneous fees and expenses.....................................     67,325
                                                                     ----------
  Total............................................................. $1,400,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation provides for indemnification of our directors and officers to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors, other than liabilities arising from willful misconduct of culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms. Reference is also made to Section 7 of the underwriting agreement contained in Exhibit
1.1 hereto, indemnifying our officers and directors against certain liabilities.

Item 15. Recent Sales of Unregistered Securities

   (a) Since June 30, 1996, we have issued and sold, without payment of any selling commission to any person, except as noted below, the following unregistered securities (the following amounts are adjusted to reflect the stock splits described in paragraph (1) below):

    (1) Prior to completion of our initial public offering, we effected a two-for-three reverse stock split of our outstanding convertible preferred and common stock in which each three outstanding shares of convertible preferred stock was split into two shares of convertible preferred stock and each three outstanding shares of common stock was split into two shares of common stock. In October 1999 we announced a two-for-one stock split of our outstanding common stock, to be effected through a stock dividend payable on or about November 12, 1999, to stockholders of record as of October 29, 1999.

    (2) In October 1996, we issued and sold shares of Series C preferred stock convertible into an aggregate of 5,077,532 shares of common stock to six venture capital funds and three strategic partners for an aggregate purchase price of $9,674,983.

    (3) In January and February 1998, we issued and sold shares of Series D preferred stock convertible into an aggregate of 12,889,754 shares of common stock to 19 venture capital funds, five strategic partners and two individuals for an aggregate purchase price of $32,748,354. Deutsche Morgan Grenfell acted as placement agent in connection with this sale, for which it received usual and customary placement agent fees.

    (4) In March 1999, we issued and sold shares of Series E preferred stock convertible into an aggregate of 4,917,086 shares of common stock to a total of one venture capital fund, five strategic partners and one individual investor for an aggregate purchase price of $17,799,114. Credit Suisse First Boston Corporation acted as placement agent in connection with this sale, for which it received usual and customary placement agent fees.

    (5) As of September 30, 1999, 3,488,922 shares of common stock had been issued to our employees and consultants upon exercise of options or pursuant to restricted stock purchase agreements and 9,783,420 shares of common stock were issuable upon exercise of outstanding options under our 1995 and 1996 stock plans.

    (6) In October 1999 we issued an aggregate of 2,393,026 shares of common stock to 13 former shareholders of APiON Telecoms Ltd. in connection with our acquisition of the outstanding share capital of APiON.

   (b) There were no underwritten offerings employed in connection with any of the transactions set forth in Item 15(a).

   The issuance described in Item 15(a)(1) was exempt from registration under
Section 2(3) of the Securities Act on the basis that such transaction did not involve a "sale" of securities. The issuances described in Items 15(a)(2) through 15(a)(4) and 15(a)(6) to be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof as transactions by an issuer not involving any public offering. The issuances described in Items 15(a)(5) were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated thereunder in that they were offered and sold either pursuant to written compensatory benefit plans or pursuant to a written contract relating to compensation, as provided by Rule 701. In addition, such issuances were deemed to be exempt from registration under
Section 4(2) of the Securities Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends where affixed to the securities issued in such transactions. All recipients had adequate access, through their relationships with us, to information about Phone.com.

Item 16. Exhibits and Financial Statement Schedules
(a) Exhibits

  1.1      Form of Underwriting Agreement.
  3.3 (2)  Amended and Restated Bylaws of the Registrant.
  3.5 (2)  Amended and Restated Certificate of Incorporation of Registrant.
  4.1 (2)  Form of the Registrant's Common Stock Certificate.
  5.1      Opinion of Venture Law Group, a Professional Corporation.
 10.1 (2)  Form of Indemnification Agreement.
 10.2 (2) 1995 Stock Plan, as amended, and form of stock option agreement and restricted stock purchase agreement.
 10.3 (2) 1996 Stock Plan and form of stock option agreement and restricted stock purchase agreement.
 10.4 (2) 1999 Employee Stock Purchase Plan and form of subscription agree-ment.

 10.5 (2)       1999 Directors' Stock Option Plan and form of stock option agreement.
 10.6 (2)       Fourth Amended and Restated Investor Rights Agreement dated
                March 12, 1999.
 10.7 (2)       Voting Agreement dated January 23, 1998 and amendment thereto.
 10.8 (2)       Lease Agreement dated March 10, 1998 for offices at 800 Chesa-
                peake by and between Registrant and Seaport Centre Associates,
                LLC.
 10.9 (2)       Form of Change of Control Severance Agreement between the Reg-
                istrant and the Registrant's Named Executive Officers.
 10.10 (2)     Relocation Agreement dated December 23, 1996 between the
               Registrant and Charles Parrish.
 10.11 (2)      Warrant Agreements to Purchase Series C Preferred Stock dated
                May 29, 1997 and July 17, 1997 by and between the Registrant and Comdisco, Inc.
 10.12 (2)      Letter Agreement dated August 18, 1997 with Malcolm Bird.
 10.13 (2)      Incentive Compensation Plan for Malcolm Bird dated January 27,
                1999.
 10.14 (2) (3)  OEM Master License Agreement with RSA Data Security dated De-
                cember 2, 1996.
 10.15 (2)      Incentive Compensation Plan for Maurice Jeffery dated March
                19, 1999.
 10.16 (2) (3)  Software License and Support Agreement dated as of May 1,
                1996, with AT&T Wireless Services, Inc., as amended.
 10.17 (2) (3)  Client License Agreement dated as of January 1, 1999, with Matsushita Communication Industrial Co., Ltd.
 10.18 (4)      First Amendment to Lease Agreement dated June 17, 1999, by and between Registrant and Seaport Centre Associates, LLC.
 10.19 (5)      Agreement by and between Registrant and the former sharehold-
                ers of APiON Telecoms Ltd. dated as of October 11, 1999.
 10.20 (5)      Registration Rights Agreement by and between Registrant and the former shareholders of APiON Telecoms Ltd. dated as of Oc-
                tober 26, 1999.
                Lease dated July 9, 1999, between Merit Investments & Proper-
 10.21          ties Limited and APiON Limited.
 10.22          Letter Agreement between Registrant and Michael Mulica
 21 (6)         Subsidiaries of the Registrant.
 23.1           Consent of KPMG LLP, Independent Accountants.
 23.2           Consent of PricewaterhouseCoopers.
 23.3           Consent of Counsel (included in Exhibit 5.1).
 24.1 (6)       Power of Attorney (see page II-5).
 27.1 (6)       Financial Data Schedule.

--------
(1) To be filed by amendment.
(2) Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on Form S-1 (Commission File No. 333-75219).
(3) Confidential treatment has been granted by the Securities and Exchange Commission with respect to certain information in these exhibits.
(4) Incorporated herein by reference to the exhibit filed with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.
(5) Incorporated herein by reference to the exhibit filed with the Company's Form 8-K filed on November 3, 1999.
(6) Previously filed.

(b) Financial Statement Schedules

   Financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or the notes thereto.

Item 17. Undertakings

   The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1), or (4), or 497(h) under the Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Amendment to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on November 12, 1999.

                                          Phone.Com, Inc.

                                                      /s/ Alan Black
                                          By: _________________________________
                                                         Alan Black
                                                Vice President, Finance and
                                                       Administration,
                                                Chief Financial Officer and
                                                          Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                    Date
             ---------                           -----                    ----
          *                          Chairman and Chief Executive  November 12, 1999
____________________________________  Officer (Principal
   Alain Rossmann                     Executive Officer)
      /s/ Alan Black                 Vice President, Finance and   November 12, 1999
____________________________________  Administration, Chief
   Alan Black                         Financial Officer and
                                      Treasurer (Principal
                                      Financial and Accounting
                                      Officer)
         *                           Director                      November 12, 1999
____________________________________
   Roger Evans
         *                           Executive Vice President and  November 12, 1999
____________________________________  Director
   Charles Parrish
         *                           Director                      November 12, 1999
____________________________________
   Reed Hundt
         *                           Director                      November 12, 1999
____________________________________
   David Kronfeld
         *                           Director                      November 12, 1999
____________________________________
   Andrew Verhalen


        /s/ Alan Black
* By: _________________________
       Attorney-in-Fact

                                 Exhibit Index

    Exhibit
    Number                                Description
    -------                               -----------
  1.1          Form of Underwriting Agreement.
  3.3 (2)      Amended and Restated Bylaws of the Registrant.
  3.5 (2)      Amended and Restated Certificate of Incorporation of Registrant.
  4.1 (2)      Form of the Registrant's Common Stock Certificate.
  5.1          Opinion of Venture Law Group, a Professional Corporation.
 10.1 (2)      Form of Indemnification Agreement.
               1995 Stock Plan, as amended, and form of stock option agreement
 10.2 (2)      and restricted stock purchase agreement.
               1996 Stock Plan and form of stock option agreement and
 10.3 (2)      restricted stock purchase agreement.
               1999 Employee Stock Purchase Plan and form of subscription
 10.4 (2)      agreement.
               1999 Directors' Stock Option Plan and form of stock option
 10.5 (2)      agreement.
               Fourth Amended and Restated Investor Rights Agreement dated
 10.6 (2)      March 12, 1999.
 10.7 (2)      Voting Agreement dated January 23, 1998 and amendment thereto.
               Lease Agreement dated March 10, 1998 for offices at 800
               Chesapeake by and between Registrant and Seaport Centre
 10.8 (2)      Associates, LLC.
               Form of Change of Control Severance Agreement between the
 10.9 (2)      Registrant and the Registrant's Named Executive Officers.
               Relocation Agreement dated December 23, 1996 between the
 10.10 (2)     Registrant and Charles Parrish.
               Warrant Agreements to Purchase Series C Preferred Stock dated
               May 29, 1997 and July 17, 1997 by and between the Registrant and
 10.11 (2)     Comdisco, Inc.
 10.12 (2)     Letter Agreement dated August 18, 1997 with Malcolm Bird.
               Incentive Compensation Plan for Malcolm Bird dated January 27,
 10.13 (2)     1999.
               OEM Master License Agreement with RSA Data Security dated
 10.14 (2) (3) December 2, 1996.
               Incentive Compensation Plan for Maurice Jeffery dated March 19,
 10.15 (2)     1999.
               Software License and Support Agreement dated as of May 1, 1996.
 10.16 (2) (3) with AT&T Wireless Services, Inc., as amended.
               Client License Agreement dated as of January 1, 1999.
 10.17 (2) (3) with Matsushita Communication Industrial Co., Ltd.
               First Amendment to Lease Agreement dated June 17, 1999, by and
 10.18 (4)     between Registrant and Seaport Centre Associates, LLC.
               Agreement by and between Registrant and the former shareholders
 10.19 (5)     of APiON Telecoms Ltd. dated as of October 11, 1999.
               Registration Rights Agreement by and between Registrant and the former shareholders of APiON Telecoms Ltd. dated as of October
 10.20 (5)     26, 1999.
               Lease dated July 9, 1999, between Merit Investments & Properties
 10.21         Limited and APiON Limited.
 10.22         Letter Agreement between Registrant and Michael Mulica.
 21 (6)        Subsidiaries of the Registrant.
 23.1          Consent of KPMG LLP, Independent Accountants.
 23.2          Consent of PricewaterhouseCoopers.
 23.3          Consent of Counsel (included in Exhibit 5.1).
 24.1 (6)      Power of Attorney (see page II-5).
 27.1 (6)      Financial Data Schedule.

--------
(1) To be filed by amendment.
(2) Incorporated herein by reference to the exhibit filed with the Company's Registration Statement on Form S-1 (Commission File No. 333-75219).
(3) Confidential treatment has been granted by the Securities and Exchange Commission with respect to certain information in these exhibits.




(4) Incorporated herein by reference to the exhibit filed with the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.
(5) Incorporated herein by reference to the exhibit filed with the Company's Form 8-K filed on November 3, 1999.
(6) Previously filed.